UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tyme Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on August 29, 2022, Tyme Technologies, Inc. (“Tyme”) will be sending the below letter to certain of its stockholders in connection with Tyme’s upcoming Special Meeting of Stockholders, which will be held virtually on September 15, 2022.

Dear Tyme Technologies Stockholder:

You should have recently received the proxy materials related to the special meeting of stockholders to approve the merger of Tyme Technologies, Inc. (“Tyme”) with Syros Pharmaceuticals, Inc. (“Syros”) pursuant to the terms of the Agreement and Plan of Merger entered into on July 3, 2022 (the “Merger Agreement”). The special meeting is scheduled to be held on September 15, 2022. Your vote is very important; Tyme encourages all of its stockholders to vote today to have your voices heard in this extremely important decision concerning your investment.

Tyme’s board of directors has determined that the adoption of the Merger Agreement—and all other related proposals—are fair to, and in the best interests of, Tyme and the Tyme stockholders and has approved and declared advisable the adoption of the Merger Agreement. Tyme’s board of directors recommends that Tyme stockholders vote “FOR” the adoption of the Merger Agreement and “FOR” all other matters to be voted upon at the special meeting.

PLEASE VOTE “FOR” ALL SPECIAL MEETING PROPOSALS TODAY!

The agreement to merge with Syros was the culmination of a thoughtful and comprehensive strategic process. Following the discontinuation of Tyme’s clinical pipeline candidate, SM-88, in a Phase II/III clinical trial, Tyme’s board of directors determined to explore options for strategic alternatives with a goal of maximizing stockholder value. Tyme’s board of directors considered a full range of options, including (1) a reverse merger with a private company; (2) a merger with a public company; (3) an acquisition or in-licensing transaction; (4) continuing to operate as a standalone company and pursuing development of SM-88 and Tyme’s other pipeline candidates; or (5) liquidating and distributing any available cash after wind-down to stockholders. Over the course of the approximately 3.5-month long process, Tyme and its advisors had conversations with over 90 companies, went under non-disclosure agreement with 42, and received 34 proposals from candidates on both the public and private side.

Given the competitive nature of the strategic process, Tyme’s board of directors believes it has secured the best possible terms from Syros – a stock-for-stock merger valuing Tyme at an estimated $69.8M as of the signing date (a significant premium to Tyme’s then-current market capitalization). Syros expects to complete a concurrent $130M private placement (“PIPE”) financing that Tyme believes will provide sufficient cash runway to reach multiple Phase 3 data readouts and meaningful value inflections. The PIPE is being led by several leading healthcare investors including Flagship Pioneering, Avidity Partners, Deep Track Capital, entities affiliated with Bain Capital Life Sciences, Invus, Samsara BioCapital, Adage Capital Partners LP, and Ally Bridge Group, as well as other investors.

Syros Pharmaceuticals is a publicly traded diversified clinical stage oncology company with a lead program, Tamibarotene, already in Phase III development, and multiple other earlier stage pipeline assets. Tyme’s board of directors believes the combined company’s portfolio of multiple pipeline assets at various stages presents relatively less risk than Tyme’s current limited portfolio, and could result in news flows and catalysts that would benefit the liquidity of its stock.

Tyme’s board of directors believes that the negotiated Syros merger is more favorable to Tyme stockholders than the potential value that might have resulted from any of other alternatives available to Tyme, including not just among possible third-party transactions but also specifically considering the possibility of continuing to pursue development of SM-88 as a standalone public company and the possibility of winding down the company and working to distribute any remaining cash. Tyme’s board of directors determined the Syros transaction is more favorable to Tyme stockholders than any of these alternatives.

Should Tyme not receive the requisite votes to approve the merger with Syros, Tyme would evaluate its remaining strategic alternatives again, while continuing to use its cash resources. Tyme can provide no assurances regarding how long such a process would take or what the outcome would be.

For your convenience you can vote by internet or telephone (please follow the directions on the enclosed proxy card) or by returning the proxy card by mail using the post-paid envelope provided. Stockholders are encouraged to vote their shares today.

If you have questions or need assistance voting, please contact MacKenzie Partners, Tyme’s proxy solicitor, toll-free at 1-800-322-2885.

Sincerely,

Tyme Technologies, Inc.

*    *    *

Forward-Looking Statements

This letter may contain forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Syros, Tyme, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Syros and Tyme, as well as assumptions made by, and information currently available to, management of Syros and Tyme. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the transactions or to complete the PIPE financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transactions and the ability of each of Syros and Tyme to consummate the transaction, including the PIPE financing; risks related to Tyme’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Syros’ and Tyme’s ability to correctly estimate their respective operating expenses and expenses associated with the transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Syros or Tyme to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Registration Statement, Syros’ Annual Report on Form 10-K for the year ended December 31, 2021, Syros’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, Tyme’s Annual Report on Form 10-K for the year ended March 31, 2022, and Tyme’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each of which is on file with the Securities and Exchange Commission (the “SEC”). In addition, the extent to which the COVID-19 pandemic continues to impact the proposed transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Syros and Tyme can give no assurance that the conditions to the transactions will be satisfied. Except as required by applicable law, Syros and Tyme undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the Securities Act.

Additional Information and Where to Find It

Syros has filed a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the merger, which was declared effective by the SEC on August 8, 2022. Syros and Tyme have each filed and mailed the joint proxy statement/prospectus contained in the Registration Statement (the “Proxy Statement/Prospectus”) to their respective investors. Investors and security holders are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus, and as they may be further amended, before making any voting or investment decision with respect to the merger. The Registration Statement and the Proxy Statement/Prospectus contain important information about Syros, Tyme, the merger and related matters. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Syros and Tyme through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Tyme by contacting investorrelations@tymeinc.com.

Participants in the Solicitation

Syros and Tyme, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding such persons and certain interests they have in the merger is set forth in the Proxy Statement/Prospectus, which may be obtained free of charge from the sources indicated above.